INVEST LINC CONSULTING CORP.
                      692 EAST CHERAPPLE CIRCLE, 2ND FLOOR
                                 OREM, UT 84097
                              PHONE: (801) 222-9414
                               FAX: (801) 222-9914


                                 January 7, 1999

Allen Weatherby, President
ISW International, Inc.
363 Atlantic Blvd, Suite 6
Atlantic Beach, FL  32233


         Re:      Business and Financial Advisory Agreement

Dear Allen Weatherby:

         The purpose of this letter agreement (the "Agreement") is to confirm and set forth the terms and conditions of the engagement of Invest Linc Consulting Corp., a Nevada corporation (the "Advisor") by ISW International, Inc., a Florida corporation (the "Company"), to render business and financial advisory services to the Company for the purpose of assisting the Company's growth and development.

         The Company desires to develop business and marketing plans, financial models and strategies, make its material information available to appropriate parties, cause presentations of its business to be prepared and delivered, be introduced to underwriters and financial sources and to possible merger and acquisition candidates, and establish commercial and strategic partner and joint venture relationships. The services to be rendered by Advisor to the Company shall be subject to the following terms and conditions:

         1.       Engagement.
                  -----------

         The Company hereby engages Advisor to act as its business and exclusive financial advisor on a best efforts basis upon the terms and conditions set forth herein and Advisor accepts such engagement. During the terms of its engagement, Advisor will consult with the Company in developing business and marketing plans, financial models and strategies, making the Company's material information available to the appropriate parties, will assist the Company in obtaining and organizing its due diligence materials, making the Company's material information available to appropriate parties, causing presentations of the Company's business to be prepared and delivered, introducing potential underwriters and financial sources for the Company and to possible merger and acquisition candidates, establishing commercial and strategic partner and joint venture relationships, and performing other services as agreed between the Company and the Advisor. The parties agree that Advisor is not a registered broker/dealer and that it cannot, and shall not be required hereunder to, engage in the offer or sale of securities on behalf of the Company. While Advisor has relationships and contacts with various investors, broker/dealers, underwriters,

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and investment funds, Advisor's participation in the actual offer or sale of the
Company's securities shall be limited to that of an advisor to the Company and as a "finder" of investors, broker/dealers and funds. The Company acknowledges and agrees that the solicitation and consummation of any purchases of the Company's securities shall be handled by the Company or by one or more NASD members firms engaged by the Company for such purpose.

         2. Compensation to the Advisor.
            ----------------------------

         a) Compensation for Services. The Company will compensate Advisor as follows: (i) the Company will pay Advisor a monthly fee of $2,500, accrued and due upon receipt by the Company of any financing and on the last day of each month thereafter through January, 2001, (ii) in consideration for the payment of $1,000 for stock, the Company agrees to sell to Advisor three percent (3%) of issued and outstanding, fully diluted shares, including warrants and options (the "Shares"), of the Company's equity securities, including both shares of common stock and preferred stock as of January 1999. This stock will be non-dilutive until the date of a public offering of the company, and (iii) the Company will grant Advisor common stock purchase warrants (the "Warrants") to acquire that number of issued and outstanding, fully diluted shares of the Company's common stock as is equal to five percent (5%) of the Company's outstanding stock at the price of the current raising of capital. These warrants will also be non-dilutive until the date of a public offering of the company, and will also include a "take-along" provision specifying that the Advisor will be granted the opportunity to participate in any subsequent offerings up to 5% of each offering. The length of the warrant shall be five (5) years and the Company acknowledges the warrant is issued only for advisory and consulting services, and not in consideration of raising capital. The warrants shall be redeemable and if the Company is a fully reporting company, under the 1933 and 1934 Securities Act, the warrants shall be registerable for sale. Furthermore, the Company will take any and all actions necessary to assist Advisor to register said warrants. (iv) in the event the Company merges into or is otherwise acquired by a non-reporting public company (a "Public Company"), the Company shall cause the Public Company to assume this agreement and the obligations hereunder set forth. All Shares and Warrants, including the shares of the common stock of the Public Company underlying the Warrants, shall be issued pursuant to the requirements of Rule 701 of the Securities & Exchange Commission.

         b) Business Arrangements. Subject to the other terms and conditions of this Agreement, in the event the Company consummates a Business Arrangement, as hereinafter defined, Advisor shall be entitled to a normal finder's fee (a "Finder's Fee"), which shall be no less than five percent (5%) of the aggregate amount of the acquisition or sale price (whether payable in cash or otherwise and including deferred payments, if any). The Company's agreement to cause the Public Company to assume the Company's obligations under this Agreement shall include the above obligation to pay Advisor the Finder's Fee in the event of a Business Arrangement and such obligation shall include any Business Arrangements entered into by the Public Company following the Public Company's merger with the Company.

         A Finder's Fee shall be payable with respect to any Business Arrangement (i) consummated during the term of this Agreement or (ii) consummated within twelve (12) months after the termination hereof. A Finder's Fee shall be paid in cash at the closing of the Business Arrangement to which such fee relates. For purposes of this Agreement, the term "Business Arrangement" shall mean the acquisition, consolidation, merger, purchase, or other union of the Company or its business or assets or any part thereof by or

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with another  entity other than the Public  Company with which the Company is to merge.

         c) Reimbursement of Expenses. The Company agrees to pay all accountable out-of- pocket expenses, including legal fees, travel expenses, and other business related disbursements, incurred by Advisor in acting on the Company's behalf.

         d) Compensation under Rule 701. The Company acknowledges and agrees that all Compensation received and to be received by Advisor pursuant to this Agreement as described in this section was in consideration for, and will be in consideration for, as the case may be, Advisor's bona fide consulting services hereunder and none of such compensation was paid Advisor in connection with the offer and sale of securities in a capital-raising transaction and that such compensation is not subject to the consummation of any transactions. In addition, the Company acknowledges and agrees that this agreement constitutes a written contract relation to the compensation of Advisor pursuant to the requirements of Rule 701 of the Securities & Exchange Commission.

         3.       Obligations of the Company
                  --------------------------

         a) Corporate Authorization. The Company agrees to take all necessary and appropriate corporate actions to authorize all actions required to implement, and all agreements and additional documents relating to, the terms thereof.

         b) Furnishing of information. The Company will furnish to Advisor such information and documents as Advisor may reasonably request to facilitate the performance of Advisor's advisory services hereunder, including access to facilities operated by the Company and to members of the management of Company and copies of management reports, budgets and the like, furnished to the management or directors of the Company.

         4. Representations and Warranties of the Company. The Company represents and warrants to Advisor, to the best of the Company's officers' knowledge and belief, that any information furnished or to be furnished to Advisor for use in any business and marketing plans, financial models or strategies, or Business Arrangement(s) will contain no untrue statement of any material fact nor omit to state any material fact necessary to make the information furnished not misleading, except to the extent subsequently corrected prior to the date of use of such information with third parties. The Company further warrants and represents that if the circumstances or facts relating to information or documents furnished to Advisor change at any time subsequent to the furnishing of such documentation or information to Advisor and prior to the date of the consummation of any transaction, the Company will inform Advisor promptly of such changes and forthwith deliver to Advisor documents or information necessary to ensure the continued accuracy and completeness of all information and documents previously furnished.

         5. Representations and Warranties of Advisor. Advisor represents to the Company that during the term of this Agreement it will not, to the best of Advisor's officers' knowledge and belief, make any untrue statement of material fact. Advisor further represents and warrants to the Company that, to the best of Advisor's officers' knowledge and belief, all actions taken by it on behalf of the Company in connection with any advisory services and/or Business Arrangements will be conducted in compliance with all applicable state and

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federal laws and any procedures that might be reasonably  imposed by the Company or its legal counsel to ensure compliance with such laws.

         6. Review and Approval of Documentation. The Company shall have the right to review and approve, prior to distribution, the content of any business or marketing plans, financial models or strategies, funding strategies, or disclosure or offering documents prepared by Advisor in the performance of its services hereunder.

         7. Cooperation of Parties. Advisor shall cooperate with the Company and its counsel and Company shall cooperate with Advisor and its counsel with respect to any due diligence of the Company and with respect to the preparation of any Company business and marketing plans, financial models and strategies, and in the preparation of any related documentation as may be required as a result of any actions taken by Advisor in the rendering of services to the Company hereunder.

         8. No Obligation to Consummate Transactions. The Company shall not be obligated to enter into any Business Arrangement which may be presented to it by Advisor and Advisor shall have no authority to make any representations on behalf of the Company or to otherwise bind the Company in any manner whatsoever. If the Company elects to consummate a transaction presented to it by or as a result of the efforts of Advisor, the final terms of the transaction shall be subject to negotiation by the Company and its legal counsel. The parties understand and acknowledge that neither party has represented to or assured the other that a Business Arrangement will actually be entered into as a result of Advisor's services hereunder.

         9. Indemnification of Advisor. The Company agrees to indemnify and hold Advisor and each of its affiliates, directors, officers, employees and agents and any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any such person or entity (hereinafter referred to collectively as the "Indemnified Persons") harmless against and from any and all losses, claims, damages, liabilities, joint or several, suffered or incurred by, or asserted against, any Indemnified Person (including any amounts paid in settlement of any action, suit or proceeding brought or threatened to be brought, if such settlement is effected with the written consent of the Company) under any of the federal securities laws, under any other statute, common law, or otherwise, which arises in connection with or is based upon any document provided by the Company or transaction entered into by Company contemplated by this Agreement, and to reimburse each Indemnified Person for any travel, legal or other out-of-pocket expenses (including the cost of any investigation and preparation) reasonably incurred by such Indemnified Person in connection with any action, suit, preceding or claim ("Litigation") for which indemnification under the preceding clause may be sought (including the fees of counsel of such Indemnified Person's choice retained in connection with investigating or defending against Litigation); provided, however, that there shall be excluded from such indemnification and reimbursement any such loss, claim, expense, damage or liability arising out of or based upon the breach of Advisor's contractual duties to the Company hereunder or the simple negligence of the Indemnified Persons; provided, further, that the Company shall not be liable for any loss, claim, damage or liability resulting from any settlement entered into by an Indemnified Person without the written consent of the Company as set forth above; provided, further, that this indemnity shall not apply to any loss, claim, damage, liability or expense resulting from information about an

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Indemnified  Person furnished by such Indemnified Person for use in any offering or disclosure documentation prepared for use in any financing transaction or Business Arrangement contemplated hereby. The Company shall be notified by any Indemnified Person seeking indemnification by registered letter, of any action commenced against such Indemnified Person, within a reasonable time after such Indemnified Person shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which an indemnity may be claimed, giving information as to the nature and basis of the claim, but failure so to notify the Company shall not relieve the Company from any liability which it may have hereunder or otherwise except to the extent that such failure so to notify the Company materially prejudices the rights of the Company. The Company shall be entitled to participate at its own expense in the defense, and if the Company so elects within a reasonable time after receipt of such notice, or if all Indemnified Persons seeking indemnification on such notice so direct, the Company shall assume the defense of any Litigation brought to enforce any such claim, and in either such case, such defense shall be conducted by counsel chosen promptly by the Company and reasonably satisfactory to Advisor; provided, however, that, if the defendants in any such action include both an Indemnified Person and the Company and such Indemnified Person shall have been advised by its counsel that there may be legal defenses available to such Indemnified Person which are different from or additional to those available to the Company, and which in the reasonable opinion of such counsel are sufficient to make it undesirable for the same counsel to represent both the Company and such Indemnified Person, such Indemnified Person shall have the right to employ his own counsel in such Litigation, and in such event the reasonable fees and expenses of such counsel shall be borne by the Company. The foregoing indemnity and reimbursement agreement shall be in addition to any other rights which an Indemnified Person may have at common law or otherwise.

         10. Term and Termination of Agreement. This Agreement shall remain in full force and effect for a term of twenty four (24) months from the date hereof. During the term hereof, Advisor shall be the exclusive financial advisor to the Company and the Company agrees not to enter into any similar or like agreement with any other party during such period without the prior written consent of Advisor. The indemnity provisions set forth herein shall survive any termination of the Advisor's engagement hereunder.

         11. Compliance with Rule 701. The Company shall use its best efforts to ensure that all offers and sales of equity securities to Advisor hereunder shall be in compliance with Rule 701 of the Securities & Exchange Commission, will cooperate with Advisor in taking all such action as shall be necessary or required to ensure that such securities are entitled to the benefits of such Rule 701, and will not cause or permit the sale of securities of the Company in such a manner as to restrict or prevent the sale or transfer of those securities of the Company held by Advisor.

         12. Rights of Parties. Advisor shall be entitled to assign all of its rights and obligations hereunder to its designee reasonably acceptable to the Company. Such assignment shall be effective upon the execution by such assignee of a counterpart of this Agreement. Upon such assignment, the term "Advisor" is used herein to refer to such assignee. Except as otherwise provided above, no party shall be entitled to transfer or assign any of its rights or obligations hereunder without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of, the parties and their respective successors and assigns.

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

         13. Legal Counsel: Waiver of Conflict of Interest. The parties have had the opportunity to consider the terms of this agreement with their respective legal counsel and have either obtained the advice of legal counsel in connection with their execution hereof or do hereby expressly waive their right to seek such legal counsel in connection with this transaction.

         14. Governing Law. This Agreement shall be interpreted in accordance with its terms and otherwise in accordance with the laws of the State of Utah applicable to contracts entered into and to be performed entirely within such State.

         15. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings, representations and statements, if any, whether oral or written, with respect to the subject matter hereof. No modification of this Agreement shall be valid or binding upon the parties hereto unless made in writing and signed on behalf of each party hereto by its respective authorized officer.

         16. Headings. The headings used in this Agreement have been inserted for convenience only and are not to be considered in construing the meaning of the Agreement.

         If the foregoing is in accordance with the Company's understanding, please sign and return the enclosed copy of this letter, whereupon this Agreement shall constitute a binding agreement between the Company and Advisor.

                                                 Sincerely yours,

                                                 /s/ Kirby D. Cochran

                                                 Kirby D. Cochran
                                                 President

This Business and Financial Advisory Agreement is acknowledged and agreed to by the undersigned as of this 8 day of January, 1999.

                                                 ISW International Inc.


                                                 By   /s/ Allen Weatherby
                                                 -------------------------
                                                 Allen Weatherby, President


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